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                                                                  Exhibit 10(28)

                            SHARE EXCHANGE AGREEMENT

         This Share Exchange Agreement [the "Agreement"] is entered into and effective as of November 10, 2000 by and between Argonaut Oil and Gas Limited, a Cyprus corporation ["Argonaut"], CanArgo Energy Corporation, a Delaware corporation ["CanArgo"], and the shareholders of Argonaut [the "Argonaut Shareholders"].


                                    RECITALS

A. Argonaut is the owner of an undivided 28.7% interest in and to Georgian American Oil Refinery Company Ltd., a corporation formed and operated under the laws of the Republic of Georgia ["GAOR"]. Pursuant to the Foundation Agreement and Charter of GAOR, Argonaut is entitled to receive shares of stock in GAOR as evidence of its ownership interest in GAOR. However, to date, GAOR has not issued or delivered such shares to Argonaut. Nor has GAOR issued or delivered shares of its stock to its other owners. Argonaut's ownership interest in GAOR, and its right to receive shares of GAOR stock as evidence of such ownership interest, are referred to collectively below as the "Interest".

B. Argonaut desires to transfer the Interest to CanArgo, and CanArgo desires to acquire the Interest from Argonaut, solely in exchange for shares of the common stock of CanArgo [the "CanArgo Common Stock"].

C. The transfer of the Interest from Argonaut to CanArgo is subject to the other owners of GAOR consenting to such transfer, which shall be considered a condition subsequent to the execution of this Agreement.


                                   PROVISIONS

         In consideration of the foregoing Recitals and the parties' respective representations, warranties and covenants set forth below, the parties agree as follows:

         1. Exchange. For and in consideration of the issuance and delivery by CanArgo of one million one hundred and sixty four thousand three hundred and fifty six (1,164,356) shares [the "CanArgo Shares"] of CanArgo Common Stock, Argonaut hereby assigns, transfers and conveys to CanArgo, and CanArgo hereby accepts, the Interest. The transfer of the Interest to CanArgo shall be deemed to occur as of 12:01 a.m., Eastern Standard time, on the date first written above. Argonaut hereby nominates and designates the Argonaut Shareholders to receive the CanArgo Shares on Argonaut's behalf. In this regard, CanArgo shall issue and deliver the CanArgo Shares directly to the individual Argonaut Shareholders (in the amounts specified on the signature page of this Agreement) immediately after the transfer of the Interest to CanArgo.



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CanArgo hereby nominates CanArgo Petroleum Products Limited as its nominee to receive the Interest.

         2. Representations, Warranties and Disclosure(s). The parties represent, warrant and disclose the following:

            (a) Argonaut represents and warrants to and for the benefit of CanArgo that, to the best of Argonaut's current knowledge and without further research or investigation, immediately prior to the transfer of the Interest to CanArgo (i) Argonaut will not be in default, nor after notice or lapse of time or both would Argonaut have been in default, under the GAOR Charter or Foundation Agreement; (ii) Argonaut has not previously transferred to any other party or encumbered, voluntarily or involuntarily, all or any part of the Interest; (iii) subject to the matters set forth in this Agreement and applicable law, Argonaut holds title to the Interest, and will transfer the Interest to CanArgo, free and clear of any mortgages, liens, charges, encumbrances or title defects of any nature whatsoever; and (iv) subject to the matters set forth in this Agreement and applicable law, CanArgo shall receive good and marketable title to the Interest.

            (b) CanArgo represents and warrants to and for the benefit of Argonaut and the Argonaut shareholders that (i) the CanArgo Shares are fully paid for, are not assessable and are not subject to any resale or transfer restrictions or limitations except as provided by applicable law; (ii) the CanArgo Shares have been issued to Argonaut from authorized but unissued CanArgo Common Stock and have not been encumbered, voluntarily or involuntarily, by CanArgo; (iii) subject to the matters set forth in this Agreement and applicable law, CanArgo will deliver the CanArgo Shares free and clear of any mortgages, pledges, liens, charges, encumbrances or title defects of any nature whatsoever;
(iv) subject to the matters set forth in this Agreement and applicable law, the Argonaut Shareholders will receive good and marketable title to CanArgo Shares.

            (c) Each party represents and warrants to and for the benefit of the other party that, subject to the conditions expressed in Recital C above; (i) the execution and delivery of this Agreement by such party and the consummation by such party of the transactions contemplated by this Agreement will not violate any statute or law or any judgement, decree, order, regulation or rule of any court or governmental authority by which such party is bound or the charter, bylaws or other instruments under which such party is formed and its activities are governed; (ii) this Agreement has been duly authorized, executed and delivered by such party; and (iii) this Agreement constitutes a valid and binding agreement of such party and is enforceable against such party in accordance with the terms hereof (subject to applicable bankruptcy laws and similar laws granting relief to debtors or affecting the rights of creditors, and the equitable powers of court with proper jurisdiction).

            (d) Subject to the representations and other matters set forth in this Agreement, Argonaut and the Argonaut Shareholders are accepting the CanArgo Shares, and CanArgo is accepting the Interest, on an AS IS, WHERE IS basis with all faults and defects.

            (e) In connection with the proposed issuance of the CanArgo Shares, Argonaut and the Argonaut Shareholders hereby acknowledge, represent and warrant to and covenant and agree with CanArgo that:


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            (i) Argonaut's Shareholders are "accredited investors", as defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"). The Argonaut Shareholders are acquiring the CanArgo Shares for their own account and not for the account or benefit of any other person. The CanArgo shares will be acquired by the Argonaut Shareholders in good faith for investment and not with a view to the distribution thereof. The Argonaut Shareholders do not presently intend to sell or otherwise dispose of all or any part of the CanArgo Shares and do not now have in mind the sale or other disposition of all or any part of the CanArgo Shares upon the occurrence or nonoccurrence of any predetermined event.

            (ii) The Argonaut Shareholders are willing and able to bear the economic risk of an investment in the CanArgo Shares, and the Argonaut Shareholders have adequate means of providing for current needs and reasonably anticipated contingencies and have no need for liquidity in such investment. In making these statements, the Argonaut Shareholders have taken into account that
(i) they may have to hold the CanArgo Shares for an indefinite period and (ii) they could experience a complete loss of their investment in the CanArgo Shares. By reason of the business and financial experience of the Argonaut Shareholders, they have such knowledge, sophistication and experience in business and financial matters to enable them to evaluate the merits and risks of the investment in the CanArgo Shares.

            (iii) Argonaut and the Argonaut Shareholders:

               (A) have carefully read and considered CanArgo's Joint Management Information Circular and Proxy Statement/Prospectus dated 9 June 1998, 10 June 1999, 15 August 2000 and 20 September 2000 (the "Prospectus"), Quarterly Reports on Form 10-Q for the three month periods ended 31 March 2000 and 30 June 2000, Current Report on From 8-K dated on or about 20 July 2000, 28 July 2000, 24 August 2000 and 7 September 2000, in each case as filed with the Securities and Exchange Commission and, where appropriate, as amended to date, and Press Releases dated 9 May 2000, 11 May 2000, 19 May 2000, 5 June 2000, 6 June 2000,
28 June 2000, 20 July 2000, 24 July 2000, 26 July 2000, 1 August 2000, 14 August
2000, 16 August 2000, 18 August 2000, 31 August, 2000, 11 September 2000, 22
September 2000, 29 September 2000, 11 October 2000, and 19 October 2000 [collectively, the "Disclosure Documents"], receipt of which is hereby acknowledged by Argonaut and the Argonaut Shareholders; understand and have evaluated the risks of an investment in the CanArgo Shares; and have relied on no information supplied by or on behalf of CanArgo other than the information contained in such Disclosure Documents;

               (B) have been given the opportunity to ask questions of CanArgo and its management concerning CanArgo, the CanArgo Shares, and other matters pertaining to this investment, in order for Argonaut and the Argonaut Shareholders to evaluate the merits and risks of an investment in the CanArgo Shares, and Argonaut and the Argonaut Shareholders have received satisfactory written responses to all such questions, if any;

               (C) confirm that the CanArgo Shares were not offered to Argonaut or the Argonaut Shareholders by way of any general solicitation or advertising and at no time was Argonaut or the Argonaut Shareholders presented with or solicited by means of any leaflet, public promotional meeting, circular, radio or television advertisement, newspaper or magazine article, or other written material; and


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               (D) acknowledge that neither the Securities and Exchange
Commission nor any state securities commission or regulatory authority has passed upon or endorsed the merits of the CanArgo Shares.

            (iv) Since the offer and sale of the CanArgo Shares have not been registered under the Securities Act in reliance upon Section 4(2) among other provisions of the Securities Act and the rules and regulations promulgated under the Securities Act, the Argonaut Shareholders will only offer or resell the CanArgo Shares in compliance with the provisions of all applicable securities laws and regulations. The CanArgo Shareholders will offer or resell the CanArgo Shares only if the CanArgo Shares are registered under the Securities Act or an exemption from such registration is available. Unless such registration has been effected or such an exemption is available, CanArgo shall not permit the transfer of the CanArgo Shares.

            Argonaut and the Argonaut Shareholders understand and agree that CanArgo may take such reasonable steps as it deems appropriate to ensure compliance with the offer, resale and other restrictions on transfer contained in this Agreement or arising under applicable securities laws, including instituting "stop transfer" instructions with respect to the CanArgo Shares and endorsing restrictive legends, such as the following, on certificates representing the CanArgo Shares:

         The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are "restricted securities" as that term is defined in Rule 144 under the Securities Act. The Shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Issuer.

         The Argonaut Shareholders further agree that they will not transfer CanArgo Shares to any person under circumstances in which such CanArgo Shares remain restricted securities, as defined in Rule 144 issued under the Securities Act, in the hands of such transferee without first obtaining for the benefit of CanArgo and transmitting to CanArgo the written undertaking (in form satisfactory to CanArgo) of such transferee to observe the obligations of the Argonaut Shareholders pursuant to this subsection (e)(iv) of this Section 2.

            (f) In connection with the proposed transfer to it of the Interest, CanArgo hereby acknowledges, represents and warrants to and covenants and agrees with Argonaut and the Argonaut Shareholders that:

               (i) CanArgo is an "accredited investor", as defined in Rule 501 of Regulation D promulgated under the Securities Act, by reason of CanArgo being a corporation with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Interest. CanArgo is acquiring the Interest for CanArgo's own account and not for the account or benefit of any other person. The Interest will be acquired by CanArgo in good faith for investment and not with a view to the distribution thereof. CanArgo does not presently intend to sell or otherwise dispose of all or any part of the Interest upon the occurrence or nonoccurrence of any predetermined event.


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            (ii) CanArgo is willing and able to bear the economic risk of an investment in the Interest, and CanArgo has adequate means of providing for current needs and reasonably anticipated contingencies and has no need for liquidity in such investment. In making these statements, CanArgo has taken into account that (i) CanArgo may have to hold the Interest for an indefinite period and (ii) CanArgo could experience a complete loss of CanArgo's investment in the Interest. By reason of the business and financial experience of CanArgo and its officers and directors, CanArgo has such knowledge, sophistication and experience in business and financial matters to enable CanArgo to evaluate the merits and risks of the investment in the Interest.

            (iii) Since the offer and sale of the Interest has not been registered under the Securities Act in reliance upon Section 4(2) among other provisions of the Securities Act and the rules and regulations promulgated under the Securities Act, CanArgo will only offer or resell the Interest in compliance with the provisions of all applicable securities laws and regulations. CanArgo will offer or resell the Interest only if the Interest is registered under the Securities Act or an exemption from such registration is available.

            (iv) CanArgo is already an owner of GAOR, and has ready access to the management and books and records of GAOR, and is familiar with the business operations and financial condition of GAOR. CanArgo is acquiring the Interest in exchange for the CanArgo Shares as part of a plan of reorganization.

            (v) CanArgo:

               (A) understands and has evaluated the risks of an investment in the Interest; and has relied on no information supplied by or on behalf of Argonaut other than the information set forth in representations and warranties by Argonaut in this Agreement;

               (B) has been given the opportunity to ask questions of GAOR and its management concerning GAOR, the Interest, and other matters pertaining to CanArgo's investment in the Interest, in order for CanArgo to evaluate the merits and risks of an investment in the Interest, and CanArgo has received satisfactory written responses to all such questions, if any; and

               (C) acknowledges that neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has passed upon or endorsed the merits of the Interest.

         3. Indemnification. Argonaut shall indemnify, defend, protect and hold harmless CanArgo from and against any and all claims, suits, causes of action, liabilities, losses, damages and related costs and expenses (including litigation costs and attorney fees) to the extent caused by the breach of this Agreement by Argonaut or the Argonaut Shareholders or the breach of any of their respective representations or warranties set forth in this Agreement. However, Argonaut's and the Argonaut Shareholder's aggregate liability with respect to any claim for indemnification shall never exceed an amount computed as (i) the fair market value of the CanArgo Shares held by them, on the date a claim is asserted hereunder, plus (ii) the net proceeds (or the fair market value of the consideration) received by them, respectively, from the arms-length sale, exchange or other



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disposition of CanArgo Shares prior to such date, plus (iii) the fair market value of CanArgo Shares disposed of by them, respectively, prior to such date other than in arms-length transactions, with such value measured on the date or dates of such dispositions, less (iv) all amounts previously paid by them, receptively, as indemnification hereunder.

         CanArgo shall indemnify, defend, protect and hold harmless Argonaut and the Argonaut Shareholders from and against any and all claims, suits, causes of action, liabilities, losses, damages and related costs and expenses (including litigation costs and attorney fees) to the extent caused by the breach of this Agreement by CanArgo or the breach of any of CanArgo's representations or warranties set forth in this Agreement. However, CanArgo's aggregate liability with respect to any claim for indemnification shall never exceed US $1,257,505.

         4. Board Approval. Upon the request of any party, each corporate party shall deliver to the others a certified copy of resolutions adopted by its board of directors approving the terms and conditions of this Agreement and authorizing one or more of its executive officers to execute and enter into this Agreement on behalf of such party.

         5. Miscellaneous.

            5.1 This Agreement shall be governed by the laws of the State of Delaware applicable to agreements executed, delivered in and wholly performed in such state without reference to its choice of laws principles.

            5.2 Subject to applicable limitation of actions periods (statutes of limitations), all representations, warranties and covenants contained in this Agreement shall survive the execution of this Agreement and shall continue in full force and effect until two (2) years after the date of this Agreement.

            5.3 If any provision of this Agreement is for any reason and to any extent determined to be invalid or unenforceable, such provision shall, if possible, be deemed modified to the minimum extent necessary to render it valid and enforceable, and the remainder of this Agreement will remain in full force and effect.

            5.4 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

            5.5 Any terms or provisions of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only by a writing signed by the party to be bound thereby. The waiver by any party of any breach or default hereunder shall not be deemed a waiver of any other default or breach, whether of a similar or dissimilar nature.

            5.6 All notices and other communications under this Agreement shall be in writing and shall be given by delivery in person, by facsimile, by registered or certified mail (postage prepaid and return receipt requested), or by courier or overnight delivery service addressed to the party


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to which it is directed at its principal executive offices. Notice shall be deemed given upon actual receipt.

            5.7 Each of the parties shall bear its own expenses incurred in connection with the negotiation, preparation and consummation of this Agreement.

            5.8 This Agreement may not be assigned by any party without the prior written consent of the other parties, except for assignments by operation of law. Except as expressly provided otherwise in this Agreement, this Agreement is not intended to confer any rights or benefits upon any person not a party hereto. Subject to the foregoing, this Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

            5.9 This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, written or oral, regarding the Interest and the CanArgo Shares.

            5.10 In the event of any litigation between the parties concerning this Agreement, the prevailing party in such litigation shall be entitled to recover all of its related and reasonable costs and expenses, including attorney fees, from the party which does not prevail, regardless of whether or not recovery of such costs, expenses and/or fees is provided for by statute.

            As confirmation of the above, the parties have executed and entered into this Share Exchange Agreement as of the date first written above.

                                                             CanArgo Shares
CanArgo Energy Corporation        Argonaut Shareholders      to be received

By: /s/David Robson                         /s/ Eugene C. Kozlowski    327,184
   ----------------------------------       --------------------------
Name: David Robson                          Eugene C. Kozlowski
     --------------------------------
Title: Chief Executive Officer
      -------------------------------       /s/ Gregg S. Kozlowski     327,184
                                            --------------------------
                                            Gregg S. Kozlowski

Argonaut Oil and Gas Ltd.

                                            /s/ H.MikeFreeny           365,708
By: /s/ Eugene C. Kozlowski                 --------------------------
   ----------------------------------       H. Mike Freeny
Name: Eugene C. Kozlowski
     --------------------------------
Title: President
      -------------------------------       /s/ John A. Lyddon         144,380
                                            --------------------------
                                            John A. Lyddon

         The above Share Exchange Agreement is hereby consented to by the following owners and founders of Georgian American Oil Refinery Company Ltd.

Georgian Oil                                Georgian-British Oil Service Company

By: /s/Gia Makaradze                        By: /s/Shaikh Bakhtadze
   ----------------------------------          -----------------------
Name: Gia Makaradze                         Name: Shaikh Bakhtadze
     --------------------------------            ---------------------



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Title: General Director                     Title: General Director
      -------------------------------             --------------------






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